Signature Copy

FIRST AMENDMENT
TO
ASSET PURCHASE AGREEMENT

THIS FIRST AMENDMENT (the “Amendment”), to the Asset Purchase Agreement, dated as of December 31, 2009, is entered into as of January 1, 2010.

BY AND BETWEEN:

W.G. CHASE LLC, a limited liability company incorporated pursuant to the laws of Delaware with an office located at 1021 North Sepulveda Boulevard, Suite G, Manhattan Beach, California 90266; (the “Seller”);

AND:

GOLFERS INCORPORATED, a company incorporated pursuant to the laws of Nevada with an office located at 1021 North Sepulveda Boulevard, Suite G, Manhattan Beach, California 90266; (the "Buyer");

WHEREAS, Seller and Buyer have signed and delivered that certain Asset Purchase Agreement dated as of December 31, 2009 (the “Asset Purchase Agreement”); and

WHEREAS, the Schedules referred to in the Asset Purchase Agreement were not attached thereto and the consideration payable in the transactions described in the Asset Purchase Agreement was not specified; and

WHEREAS, certain conditions precedent to the Closing under the Asset Purchase Agreement had not occurred as of December 31, 2009 and the Parties to the Asset Purchase Agreement did not Close the transactions described in the Asset Purchase Agreement as of December 31, 2009;

NOW, THEREFORE, on the stated premises and for and in consideration of the mutual promises and covenants hereinafter set forth and the mutual benefits to Buyer and Seller to be derived herefrom, it is agreed between Buyer and Seller as follows:

1.  AMENDMENT TO ASSET PURCHASE AGREEMENT.

(a)  Section 3 of the Asset Purchase Agreement is amended and restated to read as follows in its entirety:

As consideration for the Assets being purchased hereby Buyer shall pay $10.00 to Seller, shall assume the liabilities of the Seller set forth on Schedule B, and shall issue 28,000,000 shares of the Buyer’s common stock, $.001 par value per share, 14,000,000 shares of which shall be issued in the name of Marba, Inc. and 14,000,000 shares of which shall be issued in the name of CTM Marketing, Inc.

Signature Copy

(b)  Schedule A and Schedule B attached to this Amendment are adopted as the Schedule A and Schedule B referred to in the Asset Purchase Agreement and all references in the Asset Purchase Agreement to Schedule A shall refer to the Schedule A attached hereto and all references in the Asset Purchase Agreement to Schedule B shall refer to the Schedule B attached hereto.

(c)  The Parties to the Asset Purchase Agreement waive any and all conditions precedent to the Closing, including without limitation any right of rescission, and the Closing of the transactions described in the Asset Purchase Agreement will occur as soon as reasonably practical on or after the date hereof.

2.  RATIFICATION OF AGREEMENT.

Except as set forth herein, the Asset Purchase Agreement shall continue in full force and effect in accordance with its terms, all of which are hereby ratified and confirmed.  Except as provided in Schedule B, attached hereto, Buyer does not hereby and shall not at any time assume any liabilities or obligations related to the Assets or the Business or any liabilities or obligations of Seller of any nature whatsoever and, pursuant to Section 6.1, Seller hereby expressly agrees to indemnify and hold harmless Buyer from any and all such liabilities and obligations discussed in this Section 2.

3.  REPRESENTATIONS, WARRANTIES AND COVENANTS.

Each of the Parties to the Asset Purchase Agreement hereby renew and remake all representations and warranties set forth in the Asset Purchase Agreement as of the date of this Amendment and as of the date of the Closing of the transactions referred to in the Asset Purchase Agreement as if the Asset Purchase Agreement were signed and delivered on such dates.

4.  MISCELLANEOUS PROVISIONS.

The Miscellaneous Provisions set forth in the Asset Purchase Agreement are incorporated herein for all purposes.

[Balance of Page Intentionally Blank.  Signatures on Following Page]

Signature Copy

IN WITNESS WHEREOF, the undersigned Seller and Buyer have caused this Amendment as of the date first above written.

“SELLER”

W.G. Chase LLC

/s/ Stephen V. Abram
Stephen V. Abram, Managing Member

“BUYER”

Golfers Incorporated

/s/ Stephen V. Abram
Stephen V. Abram, President

SCHEDULE A
LIST OF ASSETS

Cash and Cash Equivalents
Accounts Receivable
Inventory
Note Receivable from Marba Inc.
Note Receivable from CTM Marketing Inc.
Fixed Assets
Leasehold Improvements
Investments in Affiliates
Goodwill and Going Concern Value

/s/ SVA	/s/ SVA

SELLER	BUYER

SCHEDULE B
LIABILITIES

Accounts Payable
Accrued Liabilities
Notes Payable
Amounts due to Affiliates
Note Payable to Bank of Manhattan

/s/ SVA	/s/ SVA

SELLER	BUYER